EX-4
                        Specimen Common Share Certificate

NUMBER                                             SHARES



                             CarsUnlimited.Com, Inc.
               Incorporated under the laws of the State of Nevada

                  COMMON STOCK               Cusip 14606P 10 3


This  Certifies  That



Is  Owner  Of

 Fully Paid and Non-Assessable Shares Of Common Stock Of $.001 Par Value Each Of
                             CarsUnlimited.Com, Inc.
transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Articles of Incorporation and By-Laws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent
     WITNESS the facsimile seal of the Corporation and the facsimile signatures of the duly authorized officers.

                         Countersigned:
DATED                     Olde  Monmouth  Stock  Transfer  Co.,  Inc.
                          77  Memorial  Parkway,  Atlantic  Highlands,  NJ.09716
                                                    Transfer  Agent
                                                  By:_______________________


                                        Authorized  Signature

                                 CORPORATE SEAL